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                                                                    EXHIBIT 23.8


                        CONSENT OF INDEPENDENT AUDITORS'



Herrn
Dr. Henning F. Klose
Vorsitzender des Vorstands
TelDaFax AG
Postfach 22 06

35010 Marburg

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated August 2, 2000, relating to the consolidated financial statements of TelDaFax AG, which is contained in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption "Experts" in the Proxy Statement/Prospectus.


Wiesbaden, December 14, 2000


BDO Deutsche Warentreuhand
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft


/s/ Karlik                                   /s/ F. J. Mohr
---------------------                        ---------------------
Karlik                                       F. J. Mohr